UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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☐	Soliciting Material Pursuant to §240.14a-12

IVEDA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IVEDA CORPORATION
Notice of Annual Meeting
to be held on
September 7, 2010
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Shareholders to Be Held on September 7, 2010:
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including consolidated financial statements, are available to you at the SEC’s website located at www.sec.gov. The public can also obtain copies by visiting the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330.
The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Iveda Corporation, a Nevada corporation (the “Company,” “Iveda Corporation,” “we” or “us”), will be held at the offices of the Company located at 1201 S. Alma School Rd., Suite 4450, Mesa, Arizona 85210 on September 7, 2010, at 1:00 p.m. Mountain Standard Time, for the following purposes:
1.	To elect four (4) members of the Company’s Board of Directors each for a one (1) year term to serve until the next annual meeting or until their respective successors are duly elected or appointed, and qualified;
2.	To consider and vote upon a proposal to ratify the appointment of Farber Hass Hurley LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010; and
3.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board of Directors is not aware of any other business to come before the Annual Meeting.
Only shareholders who owned Iveda Corporation common stock as of the close of business on July 23, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
Your vote is important and all shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the accompanying envelope as promptly as possible so that your shares will be voted. The envelope requires no postage if mailed within the United States. If you attend the Annual Meeting, you may revoke the proxy and vote personally on all matters brought before the Annual Meeting.

By:	Order of the Board of Directors,
David Ly, Chief Executive Officer, President and Chairman
August 13, 2010
Mesa, Arizona

IVEDA CORPORATION
1201 S. Alma School Rd., Suite 4450
Mesa, Arizona 85210
(408) 307-8700
PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 7, 2010
INTRODUCTION
General
This Proxy Statement is being furnished to the shareholders of Iveda Corporation, Inc., a Nevada corporation (the “Company”), in connection with the solicitation of proxies by the Company’s board of directors (the “Board of Directors”) from holders of the Company’s common stock, $0.00001 par value (“Common Stock”), to be voted at the Company’s Annual Meeting of Shareholders to be held at the offices of the Company located at 1201 S. Alma School Rd., Suite 4450, Mesa, Arizona 85210 on September 7, 2010, at 1 p.m. Mountain Standard Time (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect four (4) members of the Board of Directors and consider and vote upon a proposal to ratify the appointment of Farber Hass Hurley LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010.
The Company is a non-operating holding company, and has a wholly-owned operating subsidiary, Intelasight, Inc., a Washington corporation incorporated in January 2005 that does business as Iveda Solutions (“Iveda Solutions”). The complete mailing address of the executive officers of Iveda Corporation is 1201 S. Alma School Rd., Suite 4450, Mesa, Arizona 85210.
The accompanying Notice of the Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy card are first being mailed to shareholders on or about August 13, 2010.
Record Date
The Board of Directors has fixed the close of business on July 23, 2010 as the record date (the “Record Date”) for determining the holders of the Company’s Common Stock. Accordingly, only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting, with each share of Common Stock entitling its holder to one vote on all matters properly presented at the Annual Meeting.
Outstanding Shares
On the Record Date, there were 12,178,507 shares of Common Stock outstanding held by approximately 129 record owners.
Quorum
The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting, or 6,089,255 shares of Common Stock, is necessary to constitute a quorum at the Annual Meeting.

Voting
Each shareholder will be entitled to one vote for each share of Common Stock held of record by the shareholder on the Record Date on all matters submitted for shareholder approval at the Annual Meeting on which the shares are entitled to vote. Shareholders are not entitled to cumulate votes on any proposal proposed for action at the Annual Meeting.
Abstentions and broker non-votes will not be counted as an affirmative or negative vote on any proposal.
If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any of the proposals, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please note that this year the rules that guide how brokers vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to vote your shares.
Proxies
The Board of Directors is soliciting the enclosed proxy for use at the Annual Meeting and any adjournments or postponements of that meeting. The proxy holders will not vote the proxy at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Annual Meeting, and not properly revoked by the shareholder in accordance with the instructions below, will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions in the proxy.
The shares represented by each signed proxy will be voted in accordance with the instructions given on the proxy. If a signed proxy is received but no instructions are indicated, the proxy will be voted as follows:
•	FOR the four nominees to the Company’s Board of Directors named in this Proxy Statement;
•	FOR the ratification of the appointment of Farber Hass Hurley LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010; and
•	At the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting.
The person giving any proxy in response to this solicitation may revoke it at any time before the proxy is voted:
•	By filing with the Company’s corporate secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or
•	By signing and dating a subsequent proxy relating to the same shares and delivering it to the Company’s corporate secretary before the Annual Meeting; or
•	By attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting without taking one of the foregoing measures will not constitute a revocation of a proxy.
Any written notice revoking a proxy should be sent to Iveda Corporation, Inc., 1201 S. Alma School Rd., Suite 4450, Mesa, Arizona 85210, Attention: Secretary, or hand delivered to the corporate secretary at the Annual Meeting, at or before the taking of the vote.

Notice to Beneficial Owners of Shares
Any shares held in the name of fiduciaries, custodians, or brokerage houses for the benefit of their clients or otherwise held in “street name” may only be voted by the fiduciary, custodian, or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and should instruct the person or entity in whose name the shares are held how to vote. Brokerage houses should provide beneficial owners with instructions that the beneficial owners must follow to direct the voting of their shares.
Solicitation of Proxies
We will bear the cost of preparing, printing, and mailing this Proxy Statement and of the solicitation of proxies by the Board of Directors. Solicitation will be made by mail and, in addition, may be made by our directors, officers, and employees personally, or by telephone, facsimile or e-mail. None of those persons will be compensated for soliciting proxies. We will request brokers, custodians, nominees, and other like parties to forward copies of proxy materials to the beneficial owners of the shares and will reimburse such parties for their reasonable and customary charges or expenses in this connection.
Proposal 1
Election of Directors
General
The Company’s Bylaws provide that the Company’s Board of Directors shall consist of not less than one and not more than 13 members, each of whom serves a one-year term until the next annual meeting or until their respective successor is duly elected or appointed, and qualified.
Unless otherwise specified in the Proxy Statement, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.
Information Regarding Nominees
The following sets forth certain information about the director nominees based on information these individuals supplied to the Company, including their names, ages, principal occupations for at least the past five years, and their directorships with other companies. All nominees are for a one-year term expiring in 2011.
Shares represented at the Annual Meeting by executed but unmarked proxies will be voted “FOR” the named nominees.

Name	Age	Occupation and Employment History
David Ly	34	Mr. Ly founded Iveda Solutions and has served as its President and CEO since inception in 2003, and has served as President, CEO and Chairman of the Company since the October 15, 2009 merger that resulted in Iveda Solutions becoming a wholly-owned subsidiary of the Company. Previously, Mr. Ly has held positions with several major corporations, including Applications Engineer at Metricom, Inc. (from 1998 to 2001), Corporate Sales at Nextel Communications (from 2001 to 2002), Market Manager at Door To Door Storage (from 2001 to 2002), and B2B Sales Manager at T-Mobile USA (from 2002 to 2004). While at T-Mobile, his last position before founding Iveda Solutions, Mr. Ly was awarded the sales award of president’s club top salesman. Mr. Ly has 7 years of ongoing Neuro Linguistic Programming (NLP) workshops and private mastery training in business leadership programs with Katin Imes of the Strozzi Institute. Mr. Ly received his B.S. in Civil Engineering with a Minor in International Business from San Francisco State University. Mr. Ly’s experience with Iveda Solutions since its inception and abilities in the sales and marketing fields are valuable to the Company, and qualify him to be a director of the Company.

Joseph Farnsworth	51	Mr. Farnsworth was appointed to the Company’s Board of Directors in January 2010. Mr. Farnsworth has over 25 years of experience in the real estate industry. Since 1995, Mr. Farnsworth has served as President and a director of Farnsworth Realty & Management Co., an Arizona based privately held real estate company. He has also served on the board of Farnsworth Development, a closely held real estate developer, since 1995 and board of Farnsworth Companies since 2008. From 1987 to 1991, Mr. Farnsworth served as President of Farnsworth International, a real estate investment company based in Taipei, Taiwan, and from 1990 to 1995, Mr. Farnsworth served as President of Alfred’s International, a company with transactions in China and Korea. He serves on the board of Arizona Brain Food, an organization providing food to lower income school children, and is actively involved with the La Masita homeless shelter. Mr. Farnsworth has previously served on the Board of Adjustment for the City of Mesa, Arizona, and also previously served on the City Planning and Zoning Board for the City of Mesa, Arizona. Mr. Farnsworth is a graduate of Brigham Young University with a B.S. in real estate finance and is a licensed Arizona real estate broker. Mr. Farnsworth has substantial knowledge of the usefulness of the Company’s services in the real estate industry and has extensive contacts in the industry, extensive experience in managing companies, and a strong background in finance. Mr. Farnsworth’s management, finance, and industry knowledge qualify him to be a director of the Company.

Name	Age	Occupation and Employment History
Gregory Omi	49	Mr. Omi has served on Iveda Solutions’ board since 2005 and on the Company’s Board of Directors since the October 15, 2009 merger. Mr. Omi has been working as a programmer for Serious Business (recently acquired by Zynga), since November 2009, writing online games in Flash for Facebook. From January 2009 to November 2009, Mr. Omi worked at Monkey Gods, LLC, a video game provider, designing Facebook applications as a programmer. From October 2006 to January 2009, Mr. Omi worked at Flektor, Inc. (acquired by FOX Interactive Media), focused on Flash 9 / Flex 2 / Action Script 3, C, XML and Ruby programming for a web application, including video and image processing. From October 1996 to June 2006, Mr. Omi held the position of Senior Programmer with Naughty Dog (acquired by Sony), a computer game company. He has also held programming positions with 3DO (from 1992 to 1996), TekMagic (during 1992), Epyx (from 1986 to 1992), Atari (during 1991), Nexa (from 1982 to 1983 and 1985 to 1986) and HES (during 1983). Mr. Omi attended DeVry Institute in Phoenix, Arizona from 1979-1980, where he studied industrial electronics engineering. Mr. Omi extensive software development experience is valuable to the management of the Company and qualifies him to be a member of the Board of Directors. Mr. Omi assists the Company in overseeing all software development activities and improvements to its technologies including development of a web-based executive dashboard to gather information and functionalities for cameras, video services, digital video recorders and access control.

James D. Staudohar	72	Mr. Staudohar was appointed to the Company’s Board of Directors in January 2010. Since 2003, Mr. Staudohar has served as President of Lakeview Enterprises, LLC, providing business advisory and consulting services to companies throughout the Phoenix metropolitan area. From 2007 to 2009, Mr. Staudohar served as CFO and a director of Veritest International Corporation, a startup company that raised approximately $2.8 million dollars for the development of a drug screening device. From 1994 to 2002, Mr. Staudohar served as Vice Chairman and Chief Financial Officer of RSI Enterprises, Inc., an asset recovery business located in Phoenix, Arizona. Prior to 1994, Mr. Staudohar held a number of financial positions, including serving as Vice President and Corporate Controller of Modern Merchandising, Inc. from 1981 until its acquisition by Best Products, Inc. in 1983, when Mr. Staudohar was promoted to Chief Financial Officer and Senior Vice President of Best Products, positions he held until 1989. Mr. Staudohar also served from 1973 to 1981 as Vice President and Controller of B. Dalton Bookseller during a period when the retail chain grew from 66 to 650 stores. In addition to his financial experience, from 2002 to 2004 Mr. Staudohar previously served on the board of Smith & Wesson Holding Corporation, the publicly traded parent company of the gun manufacturer. He also served as the Chair of Smith & Wesson’s Audit Committee and as a member of both the Nominating and Compensation Committees. Mr. Staudohar presently serves on the board and on multiple committees of the Phoenix Sister Cities Commission, a not for profit company. Mr. Staudohar holds a B.A. in accounting from the University of Minnesota and is a Certified Public Accountant. Mr. Staudohar’s executive-level experience with technology companies and his experience in financial management, internal controls, and strategic planning qualify him to be a member of the Board of Directors.
Meetings of the Board of Directors; Committees
The Board of Directors has appointed an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The following table summarizes our committee membership. Mr. Ly, as a member of management, does not sit on any committees.

Nominating & Corporate
Name	Audit	Compensation	Governance
David Ly
James Staudohar	X(1)		X
Gregory Omi		X	X(1)
Joseph Farnsworth	X	X(1)	X

(1)	Chairman
Audit Committee. The Audit Committee was established on February 18, 2010, although the Board of Directors had previously adopted a charter, which was amended on April 13, 2010. The Audit Committee has held two meetings since its establishment. The Audit Committee Charter lists the purposes of the Audit Committee as overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, and providing assistance to the Board of Directors in monitoring: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; and (4) the performance of the Company’s internal audit function, if any, and independent auditor.
The members of the Audit Committee are Messrs. Staudohar and Farnsworth. The Board of Directors has determined that Mr. Staudohar is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. The Board of Directors’ conclusion regarding the qualifications of Mr. Staudohar as an audit committee financial expert was based on his service as a chief financial officer of numerous companies in varied industries, his experience as a certified public accountant and his degree in accounting.
Compensation Committee. The Compensation Committee was established on February 18, 2010. The Compensation Committee has held one meeting since its establishment. The Compensation Committee is responsible for: (1) setting base compensation for all executive-level employees; (2) approving bonus plans for executive-level employees; (3) authorizing issuance of Company stock options and/or warrants; (4) reviewing and making recommendations to the Board of Directors regarding bonus plans for non-executive level employees; and (5) making recommendations to the Board of Directors regarding the Company’s profit-sharing plans. The Compensation Committee is required to have between 1 and 3 members. The members of the Compensation Committee are Messrs. Farnsworth and Omi. Any compensation decisions regarding members of the Compensation Committee are made by the full Board of Directors. The Compensation Committee does not operate pursuant to a charter and did not utilize the services of an external compensation consultant during the fiscal year ending December 31, 2009.
Nominating and Corporate Governance. The Nominating and Corporate Governance Committee was established on February 18, 2010. The Committee has not held any meetings since its establishment. The members of the Nominating and Corporate Governance Committee are Messrs. Farnsworth, Omi, and Staudohar. The Nominating and Corporate Governance Committee is responsible for: (1) selecting director nominees for the Board of Directors; (2) developing and reviewing Company’s governance principles; (3) evaluating the performance of the Board of Directors and its committees; (4) providing recommendations to the Board of Directors concerning the structure and membership of the committees of the Board of Directors; and (5) reviewing, approving and ratifying transactions, if any, with related persons. The Nominating and Corporate Governance Committee does not have established minimum qualification requirements for potential directors, and instead evaluates each candidate on a case-by-case basis, including review of the candidates resume, interviews with the candidate, and interviews with the candidate’s references. The Nominating and Corporate Governance Committee does not operate pursuant to a charter and has not paid any fees to a third party to identify or evaluate potential nominees.

Meeting Attendance
The Board of Directors met four times in person and one time via telephone during fiscal 2010. Each director attended 100% of the meetings of the Board of Directors and each committee on which he served and which met during fiscal 2010.
Independence of the Board of Directors
The Board of Directors has determined that Mr. Farnsworth, Mr. Omi, and Mr. Staudohar each qualify as an independent director based upon those individuals’ freedom from relationships with the Company which would impair their ability to exercise independent judgment on behalf of the Company, insofar that none of such persons is party to any consulting, advisory or other arrangement with the Company (other than compensation for their service on the Board of Directors) and none of such persons is an “affiliated person” of the Company or any of its subsidiaries (as such term is defined for purposes of Section 10A(m)(3)(B)(ii) of the Securities Exchange Act). Mr. Staudohar and Mr. Farnsworth each meet applicable corporate governance standards for independence both as a director and as a member of the committee on which such director serves. The Company did not consider any relationship or transaction between itself and these independent directors not already disclosed in this report in making this determination.
There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Board of Directors. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of the Company’s affairs.
There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors are acting on behalf of, or will act at the direction of, any other person. There are no family relationships among our executive officers and directors.
Director Nomination Procedures
The Nominating and Corporate Governance Committee considers recommendations from securities holders for candidates for the Board of Directors, as well as candidates recommended by current directors, company officers, employees and others.
Each of the nominees, Messrs. Ly, Farnsworth, Omi, and Staudohar, is an incumbent director. The Board of Directors believes that all of the nominees possess a desirable understanding of the Company and the industry in which it operates, and are independent and otherwise qualified to serve on the Board of Directors, and therefore recommends that all nominees be re-elected as members of the Board of Directors.
Communication with Directors
Any shareholder who wishes to communicate with members of the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Secretary, Iveda Corporation, Inc., 1201 S. Alma School Rd., Suite 4450, Mesa, Arizona 85210. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be submitted to the Board of Directors in a timely manner.

Required Vote
Assuming the existence of a quorum, the four nominees receiving the most votes will be elected directors. Nevada corporate law provides that directors are elected by a plurality of the votes cast by the shareholders who are entitled to vote and are present in person or represented by proxy at the meeting. In other words, the four nominees receiving the most votes, even if less than a majority of the shares cast, will be elected to the Board of Directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.
Director Compensation for Fiscal Year Ended December 31, 2009
Directors have not historically received any compensation for their service on the Board of Directors, except for new members who receive stock options and reimbursement of meeting attendance expenses for all non-employee directors. For the year ended December 31, 2009, no director received any fees, stock awards, options, or other compensation for service on the Board of Directors. Mr. Ly received a salary of $97,077 in fiscal year 2009 for his service as CEO and President of the Company.
Board Leadership Structure and Role in Risk Oversight
Company’s Chief Executive Officer also serves as its Chairman of the Board of Directors. The Board of Directors believes maintaining flexibility regarding whether to combine or separate the positions of Chairman and Chief Executive Officer permits it to select the most qualified candidate for the position of Chairman, including a member of management if the Board of Directors believes he or she will provide the most effective leadership for the Board of Directors. The Board of Directors believes that this leadership structure is advantageous because it allows Company to speak on a unified and consistent basis to its various constituents, both internal and external, and fosters accountability and effective decision-making.
The Board of Directors and each of its standing committees (Audit, Compensation, and Nominating and Corporate Governance) oversee the management of risks inherent in the operation of the Company’s business. The Board of Directors has delegated certain risk management responsibilities to the committees. The Board of Directors and the Audit Committee evaluate Company policies with respect to the Company’s liquidity risk, regulatory risk, operational risk and enterprise risk through reviews, as needed, with management and other advisors. The Board of Directors and the Governance and Nominating Committee monitor the Company’s governance and succession risk through reviews, as needed, with management and outside advisors. The Compensation Committee reviews the impact of the Company’s compensation program and the associated incentives to determine whether they present a significant risk to the Company. The Board of Directors has concluded, based on its reviews and analysis of the Company’s compensation policies and procedures, that such policies and procedures are not reasonably likely to have a material adverse effect on the Company.
Recommendation of the Board of Directors
The Board of Directors urges the shareholders to vote “FOR” each of Messrs. Ly, Farnsworth, Omi, and Staudohar.

MANAGEMENT
The following table sets forth certain information with respect to the Company’s officers as of July 23, 2010. Executive officers of the Company are appointed by the Board of Directors, and hold office until they resign, they are terminated by the Board of Directors, or their successors are elected and qualified. There are no family relationships among our executive officers and directors.

Name	Age	Current Position	Tenure

David Ly	34	Chairman, Chief Executive	October 2003 to present (1)
		Officer and President

Luz Berg	48	Chief Operating Officer, Chief	November 2004(2) to present
		Marketing Officer and Secretary

Steven G. Wollach	56	Chief Financial Officer,	July 2010 to present
		Treasurer

(1)	Mr. Ly founded Iveda Solutions and has served as its President and Chief Executive Officer since inception in 2003, and has served as Chief Executive Officer, President and Chairman of the Company since the October 15, 2009 merger.

(2)	Ms. Berg started with Iveda Solutions as the Vice President of Marketing in November 2004, was promoted to Senior Vice President of Operations & Marketing in May 2007, and was further promoted to Chief Operating Officer, Chief Marketing Officer and Secretary of the Company effective October 15, 2009.
Information concerning the principal occupation of Mr. Ly is set forth under “Election of Directors.” Information concerning the principal occupation during at least the last five years of the other executive officers of the Company who are not also directors of the Company is set forth below.
Luz A. Berg started with Iveda Solutions as the VP of Marketing in November 2004, was promoted to Senior VP of Operations & Marketing in May 2007, and was further promoted to Chief Operating Officer, Chief Marketing Officer and Secretary of the Company effective October 15, 2009. Ms Berg leads the Company’s day-to-day operation, formulating policies and procedures, performing human resources functions, and managing accounting and finance prior to hiring a full-time CFO. Ms. Berg has extensive experience in developing and implementing results-driven marketing communications plans for lead/sales generation, building brands, brand revitalization, and customer retention in a wide-range of industries and was hired based on her marketing experience. Ms. Berg served as the Director of Marketing at Cygnus Business Media from 2003 to 2004 and at Penton Media from 2001 to 2003. She has also worked in the high-tech industry at Metricom, serving as Marketing Programs / Channel Marketing Manager from 1999 to 2001, and Spectra-Physics Lasers, serving as Marketing Communications Specialist from 1991 to 1999. Ms. Berg received her B.A. in Management from St. Mary’s College in California.
Steven G. Wollach joined Iveda Solutions’ executive team as the Chief Financial Officer on July 22, 2010. From 2000 until mid-2010, Mr. Wollach provided services to both private and public companies as principal of SW Enterprises, including strategic planning, corporate finance, SEC filings, business development, raising capital, financial statement preparation and reporting, business development, investor relations and mergers and acquisitions. Mr. Wollach served as Chairman, CEO, and CFO for Interactive Objects, Inc. (OBJX.OTC.BB), a developer of digital media products such as Mobile Audio Player software for Microsoft and for commercial and home use by providing digital media engineering and development services, as well as consulting services to large corporations, from 1997 to 2000. His career in finance started working for National Big 5 CPA firms from 1974 to 1984. From 1984 to 1994, Mr. Wollach held sales positions at various companies: National Sales Manager for Fukuda Denshi America Corp. from 1992 to 1994; Sales Manager for Eastside Medical Laboratories from 1988 to 1992; Sales Representative for Spacelabs/Interspec from 1984 to 1988. Mr. Wollach went back to finance as the Principal of Venture Fund Analyst from 1994 to 1997. Mr. Wollach received his B.S. in Accounting from Wayne State University in Michigan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 23, 2010, by: (a) each person known by the Company to be a beneficial owner of five percent or more of the outstanding Common Stock; (b) each director, each executive officer or employee named in the Summary Compensation Table, and (c) all directors and executive officers as a group. Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to the shares attributed to such person.

		Options or
	Common Stock	Warrants to		Total
	Beneficially	Purchase		Beneficial
	Owned	Common Stock		Ownership	Percent of Class(1)
Non-Employee Directors
Joseph Farnsworth (2)	79,958	150,000		229,958	1.9%
Gregory Omi (2)	903,859	150,000		1,053,859	8.7%
James D. Staudohar (2)	0	75,000		75,000	0.6%

Named Executive Officers
Luz Berg (2)(3)	77,817	922,183	(3)	1,000,000	8.2%
Robert Brilon (2)(3)(4)	0	200,000	(3)	200,000	1.6%
Steven G. Wollach (2)(5)		200,000		200,000	1.6%

Director and Named Executive Officer
David Ly (2)	3,805,181	0		3,805,181	31.2%

All Directors and Officers	4,866,815	1,697,183		6,563,998	53.9%

5% Holders
William A. Walsh (6)	1,400,000			1,400,000	11.5%

(1)	The percentage is based on 12,178,507 shares of Common Stock issued and outstanding as of July 23, 2010, and assumes all of the outstanding Company options and warrants to purchase shares of Common Stock are exercised.

(2)	The address for each of these individuals is c/o Iveda Corporation, 1201 S. Alma School Road, Suite 4450, Mesa, AZ 85210.

(3)	Plan awards for these individuals were amended on April 26, 2010to extend the option exercise period following disability or death to 36 months, but in no event later than the option expiration date.

(4)	Mr. Brilon resigned as of August 2, 2010, and will continue to assist the Company as a paid consultant on a project-by-project basis when necessary.

(5)	Steven G. Wollach was hired as Chief Financial Officer on July 22, 2010.

(6)	The address for Mr. Walsh is 117 North 2nd Avenue, Sterling, Colorado 80751.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the” Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

To the Company’s knowledge, during the year ended December 31, 2009 and year to date, all directors, officers and beneficial owners of greater than 10% of the outstanding shares of Common Stock timely filed reports required by Section 16(a) of the Exchange Act, except Ian Quinn filed one late Form 3 and one late Form 4 (one transaction), Kevin Liggins filed one late Form 4 (one transaction), Joseph Farnsworth filed two late Forms 4 (two transactions) and one late Form 3, James D. Staudohar filed two late Forms 4 (two transactions)and one late Form 3, Gregory Omi filed one late Form 4 (one transaction), and Steven G. Wollach filed one late Form 4 (one transaction).
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Philosophy and Overview
The Company believes that it is important to design a compensation program that supports the Company’s business strategy. As a result, our compensation program emphasizes performance-based compensation and is designed to support the Company’s business goals, promote short- and long-term growth, and attract, retain, and motivate key talent. The compensation program has three components:
(1) base salary;
(2) bonus awards; and
(3) long-term performance incentives.
The Company believes that our executive officers and other key employees should have a portion of their potential annual compensation tied to our profitability and other Company goals. Additionally, we seek to align the ability to earn long-term incentives directly with the interests of our shareholders through the use of equity-based incentives. The Company strives to ensure compensation is competitive with companies similar to Company; however, the Company acknowledges that base salaries are currently below market.
Summary Compensation Table
The following table sets forth information regarding compensation earned by our Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and other most highly compensated executive officers during fiscal years 2008 and 2009.

			Option
Name and		Salary	Awards(1)	Total
Principal Position	Year	($)	($)	($)
David Ly, CEO and President	2008	$97,077	—	$97,077
	2009	$108,600	—	$108,600

Luz Berg, COO, CMO and Secretary(2)	2008	$89,154	—	$89,154
	2009	$104,434	$174,542	$278,976

Ian Quinn, Former CEO(3)	2008	$0	—	$0
	2009	$0	—	$0

Robert Brilon, Former CFO(2)(4)	2008	$0	$82,000	$82,000
	2009	$33,508	$—	$33,508

(1)	The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model with weighted-average assumptions used for options and warrants granted.

(2)	Includes compensation from the Company and Iveda Solutions.

(3)	Mr. Quinn resigned as of October 15, 2009.

(4)	Mr. Brilon resigned as of August 2, 2010, and will continue to assist the Company as a paid consultant on a project-by-project basis when necessary. Steven G. Wollach was hired as Chief Financial Officer on July 22, 2010.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2009
The following table summarizes the outstanding equity award holdings held by our named executive officers.

Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying	Option
	Unexercised		Unexercised	and	Option
	Options and		Options and	Warrant	and
	Warrants		Warrants	Exercise	Warrant
	(#)		(#)	Price	Expiration
Name	Exercisable		Unexercisable	($)	Date
David Ly, CEO and President	—		—	—	—

Luz Berg, COO, CMO and Secretary	256,140 (warrant	)		$0.10	12/30/16
	240,331 (warrant	)		$0.10	9/10/17
	425,712 (option	)		$0.10	4/10/18

Ian Quinn, Former CEO	—		—	—	—

Robert Brilon, Former CFO	200,000 (option	)	—	$1.00	12/12/2018
Option Exercises and Stock Vested
There were no exercises of stock options by any of our named executive officers during the last fiscal year. We have issued no stock that could vest during the last fiscal year.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
In 2009, the Company borrowed $134,000 from certain shareholders for use in operations. The balance on December 31, 2009 was $134,000. The balance was repaid in January 2010 and did not bear any interest during the period in which it was outstanding. The Company has provided surveillance services since 2005 to entities owned by Ross Farnsworth, either through a family partnership or through his majority owned LLC. Ross Farnsworth became a shareholder of the Company in 2006. Mr. Farnsworth’s holdings are less than 5% of the outstanding Common Stock of the Company. The revenue for years ending 2009 and 2008 was $58,351 and $40,466, respectively, and there was a trade accounts receivable balance of $0 and $3,021 on December 31, 2009 and 2008, respectively.
The Company is not aware of any other related party transactions. The Company’s Code of Ethics identifies potential transactions that would present conflicts of interest, including arrangements that involve employees and directors individually or by virtue of a family relationship or ownership or participation in an entity. The Company’s Code of Ethics policy requires that any conflicts of interest be disclosed to the Company’s Chief Executive Officer, Chief Financial Officer, or legal counsel.

AUDIT COMMITTEE REPORT
The Audit Committee was formed in February 2010 and oversees the Company’s financial reporting process and compliance with the Sarbanes-Oxley Act of 2002 on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.
Regarding the Company’s fiscal year ending on December 31, 2009, with respect to the Company’s audited financial statements, management of the Company represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed those financial statements with management. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.
The Audit Committee received the written disclosures from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees), as modified or supplemented, and discussed with the Company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2009, be included in the Company’s Annual Report on Form 10-K for that fiscal year.
The Audit Committee members for fiscal year 2009 were:
James Staudohar, Chairman; and
Joseph Farnsworth
Proposal No. 2
Ratification of Appointment of Company Independent Public Accounting Firm
Independent Registered Public Accounting Firm
The Audit Committee has appointed Farber Hass Hurley LLP (“FHH”) as independent auditors for the 2010 fiscal year. FHH will audit the Company’s consolidated financial statements for the 2010 fiscal year and perform other services. While shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the selection of FHH to the shareholders for ratification as a good corporate governance practice. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain FHH. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.
Change in Accountants
Manning Elliott LLP (“ME”) previously served as our independent auditor. As previously reported on a Form 8-K filed November 2, 2009, we dismissed ME as our independent registered public accounting firm. We engaged FHH to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2009.
The dismissal of ME was a result of the change in the Company’s principal offices from Canada to Arizona upon its acquisition of Iveda Solutions as the Company’s wholly-owned operating subsidiary.
In connection with the audit of the Company’s financial statements for the fiscal years ended January 31, 2009 and 2008, and through October 27, 2009, there were no disagreements between the Company and ME on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to ME’s satisfaction, would have caused ME to make reference the subject matter of the disagreement in connection with its audit reports on the Company’s financial statements. None of the reportable events set forth in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred during the period in which ME served as the Company’s independent registered public accounting firm.

The audit reports of ME on the Company’s financial statements as of and for the fiscal years ended January 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, however, each of the audit reports was modified to note that the significant net losses incurred since inception raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements for each of those fiscal years did not include adjustments that might result from the outcome of those uncertainties.
The Company provided ME a copy of this report prior to its filing with the Securities and Exchange Commission and requested that ME furnish a letter addressed to the Securities and Exchange Commission stating whether ME agrees with the statements made herein. A copy of the letter was filed as an exhibit to an amendment to the aforementioned Form 8-K on November 4, 2009, as permitted by Item 304(a)(3) of Regulation S-K.
On October 27, 2009, the Board of Directors of the Company approved the engagement of FHH to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2009. The decision to change the Company’s independent registered public accounting firm was the result of the Board of Directors’ determination that it was in the best interests of the Company as FHH is located in the United States (ME is in Canada) and following the Company’s acquisition of Iveda Solutions as the Company’s wholly owned operating subsidiary, the location of the Company’s principal offices changed from Canada to Arizona.
Prior to October 27, 2009, the date that FHH was retained as the independent registered public accounting firm of the Company:
(1) The Company did not consult FHH regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements;
(2) Neither a written report nor oral advice was provided to the Company by FHH that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and
(3) The Company did not consult FHH regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.
Attendance at Annual Meeting
A representative of FHH is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Fees Billed to the Company by in fiscal 2009 and 2008.
The Company paid or accrued the following fees in each of the prior two fiscal years to its independent auditor, FHH, and its prior independent auditor, ME:

Services Provided	2009	2008
Audit Fees (1)	$21,537	$10,900
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$21,537	$10,900

(1)	Audit fees include fees for the audit of our annual financial statements, reviews of our quarterly financial statements, and related consents for documents filed with the SEC.

As part of its responsibility for oversight of the independent registered public accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by our independent registered public accountants, FHH. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent auditors is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit. All services pre-approved by the Chairman of the Audit Committee must be presented at the next Audit Committee meeting for review and ratification. All of the services provided by FHH and ME described above were approved by the Board of Directors as the Audit Committee was not established until February 2010.
FHH and ME did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.
Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of FHH to audit the Company’s books and accounts for the fiscal year ending December 31, 2010.
Recommendation of Board of Directors
The Board of Directors unanimously recommends that you vote FOR the ratification of FHH as the Company’s independent auditors.
CODE OF ETHICS
The Company has adopted a Code of Ethics, which was amended and restated on April 13, 2010 as a Code of Conduct and Ethics that applies to all of our officers, directors and employees and a separate Code of Ethics for Chief Executive Officer and Senior Financial Officers that supplements our Code of Conduct and Ethics. The Code of Conduct and Ethics was filed as Exhibit 14.1 to Form 10-K, which was filed on April 15, 2010, and the Code of Ethics for Chief Executive Officer and Senior Financial Officers was filed as Exhibit 14.2 to the same Form 10-K. Each of these policies comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-K promulgated by the Commission.
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company’s 2011 proxy statement. Any such proposal must be received by the Company not later than April 15, 2011. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.
OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than the proposals discussed above that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for fiscal year 2009 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2009 with the Securities and Exchange Commission. A shareholder also may obtain a copy of the Company’s Annual Report on Form 10-K at no charge, or a copy of exhibits thereto for a reasonable charge, by writing to Iveda Corporation, Inc., 1201 S. Alma School Rd., Suite 4450, Mesa, Arizona 85210.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY HOPES THAT YOU WILL HAVE YOUR STOCK REPRESENTED BY COMPLETING, SIGNING, DATING AND RETURNING YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

IVEDA CORPORATION, a Nevada corporation

By:	/s/ David Ly
David Ly, Chief Executive Officer, President and Chairman

By:	/s/ Steven G. Wollach
Steven G. Wollach, Chief Financial Officer and Principal Accounting Officer
August 13, 2010
Mesa, Arizona

PROXY
IVEDA CORPORATION
1201 S. ALMA SCHOOL RD., SUITE 4450
MESA, ARIZONA 85210
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 7, 2010.
The undersigned does hereby appoint David Ly and Luz Berg and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of Common Stock of Iveda Corporation (the “Company”) held of record by the undersigned on July 23, 2010 (the “Record Date”) in connection with the proposals presented at the Company’s Annual Meeting of Stockholders to be held on September 7, 2010 at 1 p.m., Mountain Standard Time, at 1201 S. Alma School Rd., Suite 4450, Mesa, Arizona 85210, or any adjournment or postponement thereof, all as more fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement dated August 14, 2010, hereby revoking all proxies heretofore given with respect to such shares.  The Board of Directors recommends a vote “FOR” each of the Proposals.
PROPOSAL 1

ELECTION OF DIRECTORS:	FOR all nominees listed below ☐	WITHHOLD AUTHORITY ☐
	(EXCEPT AS MARKED TO THE CONTRARY BELOW)	TO VOTE FOR ALL NOMINEES LISTED BELOW
(Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below.)

JAMES D. STAUDOHAR, GREGORY OMI, JOSEPH
FARNSWORTH AND DAVID LY
 PROPOSAL 2

TO CONSIDER AND VOTE UPON A PROPOSAL TO RATIFY THE APPOINTMENT OF FARBER HASS HURLEY LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby revokes any proxy heretofore given with respect to such shares and confirms all that said proxy, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Proxy Card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy CARD will be voted “FOR” (1) the election of all directors, and (2) ratification of the appointment of Farber Hass Hurley LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010. The undersigned hereby acknowledges receipt of the Company’s Notice of Annual Meeting of Stockholders to be held on September 7, 2010, the Company’s Proxy Statement August 14, 2010 (and the accompanying proxy card), and the Company’s 2009 Annual Report to Stockholders.
Dated August 14, 2010

(Signature)

(Additional signature, if held jointly)

(Title, if applicable)
Please date and sign exactly as your name appears hereon. If your shares are held as joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian or in any similar capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving title. If a partnership, please sign in partnership name by an authorized person
PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.